Exhibit 99.1

      GENESEE & WYOMING REPORTS 50.0 PERCENT INCREASE IN EARNINGS PER SHARE
  FOR THE FOURTH QUARTER OF 2005; ANNOUNCES THREE FOR TWO SPLIT OF COMMON STOCK

     GREENWICH, Conn., February 14, 2006 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported that net income in the fourth quarter of 2005 increased 50.9 percent to $10.8 million, compared to net income of $7.2 million in the fourth quarter of 2004. GWI's diluted earnings per share in the fourth quarter of 2005 increased 50.0 percent to $0.39 with 28.0 million shares outstanding, compared to diluted earnings per share of $0.26 with 27.6 million shares outstanding in the fourth quarter of 2004.

     GWI's results for the fourth quarter of 2005 included: (i) $0.7 million of after-tax expense (or $0.03 per share) for the cost of stock options due to the early adoption of FAS123R (ii) $0.9 million of after-tax expense (or $0.03 per share) related to an accrual for historical land tax liabilities at the Australian Railroad Group (ARG) and (iii) $0.5 million of after-tax expense (or $0.02 per share) associated with the sale of GWI's Western Australian operations. In addition, the adverse impact of Hurricane Stan on GWI's Mexican operations was $1.4 million after-tax (or $0.05 per share) in comparing the fourth quarter of 2005 with the fourth quarter of 2004.

     GWI's results for the fourth quarter of 2004 included: (i) a $1.1 million after-tax charge (or $0.04 per share) related to its debt refinancing, and (ii) a $1.0 million tax accrual (or $0.04 per share) related to an increase in its projected U.S. tax rate.

     GWI also announced today that its Board of Directors approved a three for two split of Class A and Class B common stock. The stock split will be effected in the form of a 50 percent common stock dividend, payable March 14, 2006, to shareholders of record as of February 28, 2006. (Per share amounts reflected herein have not been adjusted for the stock split.)

     North American Results
     In the fourth quarter of 2005, GWI's North American revenue increased 29.0 percent to $103.3 million, compared to $80.1 million in the fourth quarter of 2004. Of this $23.2 million increase in revenue, $4.6 million was same-railroad revenue growth in the U.S. and Canada, $18.0 million was from the acquisition of rail lines from Rail Management Corporation, $1.4 million was from a railroad acquired from CSX and $1.5 million was from a full quarter of operations from the Tazewell and Peoria Railroad, partially offset by a $2.3 million decrease in revenue in Mexico due to Hurricane Stan. The 6.6 percent growth in same-railroad revenue in the U.S. and Canada was spread across multiple commodity groups, with particular strength in coal shipments, which increased $1.9 million, or 17.9 percent, and pulp and paper, which increased $1.1 million, or 10.1 percent.

     GWI's North American operating income in the fourth quarter of 2005 increased 41.7 percent to $16.6 million, compared with $11.7 million in the fourth quarter of 2004. The North American operating ratio improved by 1.4 percent to 84.0 percent in the fourth quarter of 2005, compared to an operating ratio of 85.4 percent in the fourth quarter of 2004.

     GWI's Mexican business had an operating loss of $0.9 million in the fourth quarter of 2005 compared to operating income of $1.1 million in the fourth quarter of 2004. Excluding Mexico, GWI's North American operating ratio improved from 85.0 percent in the fourth quarter of 2004 to 81.8 percent in the fourth quarter of 2005.

     Australian Results
     Revenue at GWI's 50 percent-owned subsidiary, Australian Railroad Group, increased 1.1 percent to US$86.8 million in the fourth quarter of 2005, compared to US$85.9 million in the fourth quarter of 2004. This US$0.9 million improvement in revenue was composed of a US$2.7 million increase in iron ores and a US$1.8 million increase in all other revenues, partially offset by a decline of US$3.6 million in grain shipments. In Australian dollars, ARG's revenue increased 3.0 percent in the fourth quarter of 2005 compared to the fourth quarter of 2004.

     ARG's operating income in the fourth quarter of 2005 was US$14.6 million, compared to operating income of US$17.1 million in the fourth quarter of 2004. ARG's operating ratio was 83.2 percent in the fourth quarter of 2005, compared to 80.1 percent in the fourth quarter of 2004. The operating ratio in the fourth quarter of 2005 was adversely impacted by 2.9 percent due to a US$2.5 million accrual related to historical land tax liabilities.

     Equity income from ARG in the fourth quarter of 2005 was US$2.5 million, including the US$0.9 million impact of the land tax accrual, compared to US$3.5 million in the fourth quarter of 2004. In comparing the fourth quarter of 2005 to the fourth quarter of 2004, the Australian dollar weakened 0.9 percent.

     Annual Consolidated Results
     For the year ended December 31, 2005, GWI reported net income of $50.1 million, of which $40.1 million (79.9 percent) was from North America, $9.5 million (18.9 percent) was from Australia and $0.6 million (1.2 percent) was from South America. This represents a 33.3 percent increase over $37.6 million of net income reported in the year ended December 31, 2004. GWI's diluted earnings per share increased 32.4 percent to $1.80 in 2005 (with 27.8 million shares outstanding), compared to $1.36 in 2004 (with 27.4 million shares outstanding).

     For the year ended December 31, 2005, GWI's North American operations generated Free Cash Flow of $41.0 million (defined as Cash from Operations of $68.1 million less Cash used in Investing of $271.8 million, excluding Cash used for Acquisitions of $ 244.7 million) compared with $33.1 million (defined as Cash from Operations of $55.4 million less Cash used in Investing of $25.2 million, excluding Cash used for Acquisitions of $2.9 million) in the same period of 2004. See the attached schedule for a description and discussion of Free Cash Flow.

     Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "Our U.S. and Canada businesses performed well in the quarter and generated record results for the tenth consecutive year since our IPO in 1996. Most importantly, this performance increased our free cash flow to a record level for the full year 2005. The stock split continues our ongoing efforts to improve the liquidity of our common stock and highlights the strong momentum of our business."

     Mr. Fuller continued, "In Australia, grain traffic from a better than average harvest started moving in December and the iron ore traffic continued to grow. As a result, sequential operating performance improvement from the third quarter was even better than expected."

     Fuller added, "As a result of Hurricane Stan in October 2005, 1.6 miles of track were washed out and 25 bridges were either damaged or destroyed. We have recently completed and submitted to the Mexican authorities a plan for the reconstruction of the line damaged last October by Hurricane Stan. This plan contemplates that reconstruction would take five to seven months once agreement on funding has been finalized with the government."

     As previously announced, GWI's conference call to discuss financial results for the fourth quarter will be held today at 10:00AM (Eastern Time). The dial-in number for the teleconference is [888-428-4478] or the call may be accessed live over the Internet (listen only) directly at http://phx.corporate-ir.net/phoenix.zhtml?c=64426&p=irol-irhome or via the Investors tab of Genesee & Wyoming's website (http://www.gwrr.com). An audio replay of the conference call will be accessible via the Investors tab of Genesee & Wyoming's website starting this afternoon.

About Genesee & Wyoming Inc.

     GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 9,300 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.

Cautionary Statement Concerning Forward-Looking Statements

     This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                Three Months Ended                  Year Ended
                                                   December 31,                    December 31,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
REVENUES                                   $    103,316    $     80,076    $    385,389    $    303,784

EQUITY ISSUANCE EXPENSE                               -               -               -             542
OPERATING EXPENSES                               86,743          68,378         314,458         253,203
INCOME FROM OPERATIONS                           16,573          11,698          70,931          50,039

INTEREST EXPENSE                                 (5,025)         (4,072)        (14,900)        (11,142)
OTHER INCOME (EXPENSE), NET                          78            (333)           (218)           (131)

INCOME BEFORE INCOME TAXES AND
 EQUITY EARNINGS                                 11,626           7,293          55,813          38,766

PROVISION FOR INCOME TAXES                        3,452           3,791          15,756          16,059

INCOME BEFORE EQUITY EARNINGS                     8,174           3,502          40,057          22,707

EQUITY IN NET INCOME OF
 INTERNATIONAL AFFILIATES:
  AUSTRALIAN RAILROAD GROUP                       2,511           3,489           9,468          14,235
  SOUTH AMERICA                                     141             181             610             677

NET INCOME                                       10,826           7,172          50,135          37,619
IMPACT OF PREFERRED STOCK
 OUTSTANDING                                          -               -               -             479

NET INCOME AVAILABLE TO COMMON
 SHAREHOLDERS                              $     10,826    $      7,172    $     50,135    $     37,140

BASIC EARNINGS PER SHARE:

     NET INCOME AVAILABLE TO COMMON
      SHAREHOLDERS                         $       0.44    $       0.29    $       2.04    $       1.54

     WEIGHTED AVERAGE NUMBER
        OF SHARES  OUTSTANDING                   24,759          24,328          24,605          24,138

DILUTED EARNINGS PER SHARE:

     NET INCOME                            $       0.39    $       0.26    $       1.80    $       1.36

     WEIGHTED AVERAGE NUMBER
         OF SHARES OUTSTANDING                   28,037          27,644          27,808          27,402

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                December 31,   December 31,
                                                    2005           2004
                                                ------------   ------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                   $     18,669   $     14,451
    Accounts receivable, net                          91,134         64,537
    Materials and supplies                             6,765          5,263
    Prepaid expenses and other                         8,298          7,784
    Deferred income tax assets, net                    4,230          3,190
      Total current assets                           129,096         95,225

PROPERTY AND EQUIPMENT, net                          535,994        337,024
INVESTMENT IN UNCONSOLIDATED AFFILIATES              136,443        132,528
GOODWILL                                              31,233         24,682
INTANGIBLE ASSETS, net                               135,444         77,778
OTHER ASSETS, net                                     12,388         10,014
     Total assets                               $    980,598   $    677,251

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt           $      4,726   $      6,356
    Accounts payable                                  87,496         63,794
    Accrued expenses                                  28,270         21,598
     Total current liabilities                       120,492         91,748

LONG-TERM DEBT, less current portion                 333,625        125,881
DEFERRED INCOME TAX LIABILITIES, net                  59,891         50,517
DEFERRED ITEMS - grants from governmental
 agencies                                             48,242         46,229
DEFERRED GAIN - sale/leaseback                         3,217          3,495
OTHER LONG-TERM LIABILITIES                           13,982         14,122
MINORITY INTEREST                                      3,329          3,559

TOTAL STOCKHOLDERS' EQUITY                           397,820        341,700
     Total liabilities and stockholders'
      equity                                    $    980,598   $    677,251

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                   Year Ended
                                                                  December 31,
                                                          ----------------------------
                                                              2005            2004
                                                          ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                           $     50,135    $     37,619
     Adjustments to reconcile net income
      to net cash provided by operating
      activities-
        Depreciation and amortization                           24,575          19,243
        Amortization of restricted stock                           663             189
        Compensation cost related to
         stock options                                           1,816               -
        Excess tax benefit from share-based
         payment arrangements                                     (758)              -
        Deferred income taxes                                    8,428           7,856
        Tax benefit realized upon exercise
         of stock options                                          363           1,545
        Net gain on sale and impairment
         of assets                                              (3,207)            (13)
        Write off of deferred financing fees
         from early extinguishment of debt                           -           1,611
        Equity earnings of unconsolidated
         international affiliates                              (10,077)        (14,911)
        Minority interest (income) expense                         (31)            194
        Changes in assets and liabilities,
         net of effect of acquisitions -
               Accounts receivable                             (13,039)         (9,210)
               Materials and supplies                             (245)              9
               Prepaid expenses and other                          149          (1,567)
               Accounts payable and accrued
                expenses                                         9,184          12,846
               Other assets and liabilities, net                   141              35
                     Net cash provided by operating
                       activities                               68,097          55,446

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment, net of
      proceeds from government grants                          (32,098)        (28,072)
     Purchase of rail properties from Rail
      Management Corporation, net of
      $4.9 million cash received                              (238,204)              -
     Additional purchase price for
      Genesee Rail-One                                          (6,500)              -
     Purchase of Pawnee Transloading Company
      Inc., net of cash received, Homer City
      and Savannah Wharf rail properties                             -          (2,909)
     Valuation adjustment of split dollar life
      insurance asset                                               47            (459)
     Cash received from unconsolidated
      international affiliates                                     677           5,757
     Proceeds from disposition of property
      and equipment                                              4,317             448
                 Net cash used in investing
                  activities                                  (271,761)        (25,235)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       borrowings                                             (213,975)       (283,579)
     Proceeds from issuance of long-term debt                  417,800         254,800
     Payment of debt issuance costs                             (1,629)         (1,396)
     Proceeds from employee stock purchases                      3,805           3,046
     Treasury Stock purchases                                     (368)              -
     Excess tax benefit from share-based
      payment arrangements                                         758               -
     Dividend on Redeemable Convertible
      Preferred Stock                                                -            (411)
                 Net cash provided by (used in)
                  financing activities                         206,391         (27,540)

EFFECT OF EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS                                       1,491             662

INCREASE IN CASH AND CASH EQUIVALENTS                            4,218           3,333
CASH AND CASH EQUIVALENTS, beginning
 of period                                                      14,451          11,118
CASH AND CASH EQUIVALENTS, end of period                  $     18,669    $     14,451

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                               Three Months Ended
                                                                  December 31,
                                           ----------------------------------------------------------
                                                       2005                           2004
                                           ---------------------------    ---------------------------
                                                              % of                           % of
                                              Amount         Revenue         Amount         Revenue
                                           ------------   ------------    ------------   ------------
Revenues:
     Freight                               $     74,232           71.8%   $     58,439           73.0%
     Non-freight                                 29,084           28.2%         21,637           27.0%

        Total revenues                     $    103,316          100.0%   $     80,076          100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                         $     33,108           32.0%   $     27,183           33.9%
Equipment rents                                   9,078            8.8%          7,376            9.2%
Purchased services                                7,472            7.2%          5,086            6.4%
Depreciation and amortization                     6,858            6.6%          4,948            6.2%
Diesel fuel                                      10,892           10.5%          7,919            9.9%
Casualties and insurance                          4,022            3.9%          3,752            4.7%
Materials                                         5,775            5.6%          4,191            5.2%
Net loss on sale and impairment of
 assets                                             159            0.2%              -            0.0%
Other expenses                                    9,379            9.2%          7,923            9.9%

Total operating expenses                   $     86,743           84.0%   $     68,378           85.4%

Functional Classification
Transportation                             $     36,237           35.1%   $     28,448           35.5%
Maintenance of ways and structures                9,223            8.9%          7,344            9.2%
Maintenance of equipment                         15,550           15.1%         12,813           16.0%
General and administrative                       18,716           18.1%         14,825           18.5%
Net loss on sale and impairment of
 assets                                             159            0.2%              -            0.0%
Depreciation and amortization                     6,858            6.6%          4,948            6.2%

Total operating expenses                   $     86,743           84.0%   $     68,378           85.4%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                                    Year Ended
                                                                   December 31,
                                           ------------------------------------------------------------
                                                       2005                            2004
                                           ----------------------------    ----------------------------
                                                               % of                            % of
                                              Amount          Revenue         Amount          Revenue
                                           ------------    ------------    ------------    ------------
Revenues:
     Freight                               $    282,891            73.4%   $    226,265            74.5%
     Non-freight                                102,498            26.6%         77,519            25.5%

        Total revenues                     $    385,389           100.0%   $    303,784           100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                         $    122,941            31.9%   $    105,079            34.6%
Equipment rents                                  34,364             8.9%         27,692             9.1%
Purchased services                               26,250             6.8%         18,358             6.0%
Depreciation and amortization                    24,575             6.4%         19,243             6.3%
Diesel fuel                                      38,414            10.0%         25,432             8.4%
Casualties and insurance                         17,704             4.6%         15,710             5.2%
Materials                                        19,933             5.2%         15,336             5.0%
Net gain on sale and impairment of
 assets                                          (3,207)           -0.8%            (13)            0.0%
Other expenses                                   33,484             8.6%         26,908             8.9%

Total operating expenses                   $    314,458            81.6%   $    253,745            83.5%

Functional Classification
Transportation                             $    133,001            34.5%   $    102,424            33.7%
Maintenance of ways and structures               34,360             8.9%         29,347             9.7%
Maintenance of equipment                         57,321            14.9%         47,602            15.7%
General and administrative                       68,408            17.7%         55,142            18.1%
Net gain on sale and impairment of
 assets                                          (3,207)           -0.8%            (13)            0.0%
Depreciation and amortization                    24,575             6.4%         19,243             6.3%

Total operating expenses                   $    314,458            81.6%   $    253,745            83.5%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
    North American Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                             Three Months Ended                           Three Months Ended
                                              December 31, 2005                            December 31, 2004
                                 ------------------------------------------   ------------------------------------------
                                                                  Average                                      Average
                                                                  Revenue                                      Revenue
                                    Freight                         Per          Freight                         Per
Commodity Group                    Revenues       Carloads        Carload       Revenues       Carloads        Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Paper                            $     17,117         36,445   $        470   $     10,776         24,169   $        446
Coal, Coke & Ores                      13,382         50,699            264         10,686         46,987            227
Lumber & Forest
 Products                               9,317         25,582            364          6,502         18,732            347
Minerals & Stone                        7,660         20,023            383          5,599         14,347            390
Metals                                  7,585         20,255            374          6,386         19,472            328
Petroleum Products                      5,847          7,672            762          6,214          8,100            767
Chemicals-Plastics                      5,683         10,566            538          4,274          8,487            504
Farm & Food Products                    4,316         13,094            330          4,816         13,462            358
Autos & Auto Parts                      1,337          2,734            489          1,416          3,207            442
Intermodal                                590          1,228            480            640          1,601            400
Other                                   1,398          4,207            332          1,130          4,323            261

Totals                           $     74,232        192,505            386   $     58,439        162,887            359

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
    North American Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                                 Year Ended                                   Year Ended
                                              December 31, 2005                            December 31, 2004
                                 ------------------------------------------   ------------------------------------------
                                                                  Average                                      Average
                                                                  Revenue                                      Revenue
                                    Freight                         Per          Freight                         Per
Commodity Group                    Revenues       Carloads        Carload       Revenues       Carloads        Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Paper                            $     59,401        129,807   $        458         40,486         94,340   $        429
Coal, Coke & Ores                      51,803        197,891            262         45,126        191,038            236
Lumber & Forest
 Products                              35,336         98,087            360         25,295         76,055            333
Minerals & Stone                       29,050         73,307            396         22,294         59,197            377
Metals                                 28,432         78,221            363         23,464         73,412            320
Petroleum Products                     25,717         33,041            778         24,465         32,401            755
Chemicals-Plastics                     21,481         40,434            531         16,270         31,262            520
Farm & Food Products                   17,842         52,501            340         16,203         40,520            400
Autos & Auto Parts                      6,584         13,600            484          6,362         14,665            434
Intermodal                              2,151          4,805            448          2,409          6,425            375
Other                                   5,094         16,328            312          3,891         14,034            277

Totals                           $    282,891        738,022            383   $    226,265        633,349            357

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                Three Months Ended                  Year Ended
                                                   December 31,                    December 31,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
REVENUES                                   $     86,807    $     85,882    $    344,546    $    333,647

OPERATING EXPENSES                               72,232          68,773         288,488         265,702

INCOME FROM OPERATIONS                           14,575          17,109          56,058          67,945

INTEREST EXPENSE                                 (7,308)         (7,370)        (29,430)        (28,438)
INTEREST INCOME                                      17             265             600           1,227

INCOME BEFORE TAX                                 7,284          10,004          27,228          40,734

PROVISION FOR INCOME TAX                          2,261           3,028           8,292          12,264

NET INCOME                                 $      5,023    $      6,976    $     18,936    $     28,470

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                           December 31,   December 31,
                                               2005           2004
                                           ------------   ------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents              $     12,515   $     21,217
    Accounts receivable, net                     54,257         49,085
    Materials and supplies                       11,226         11,580
    Prepaid expenses and other                    2,323          3,055
      Total current assets                       80,321         84,937

PROPERTY AND EQUIPMENT, net                     551,849        541,470
DEFERRED INCOME TAX ASSETS, net                  67,834         77,325
OTHER ASSETS, net                                 7,799          8,522
     Total assets                          $    707,803   $    712,254

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt      $          -   $          -
    Accounts payable                             25,473         19,832
    Accrued expenses                             32,890         31,989
    Current income tax liabilities                   10            364
     Total current liabilities                   58,373         52,185

LONG-TERM DEBT                                  359,415        383,425
DEFERRED INCOME TAX LIABILITIES, net             24,599         21,207
OTHER LONG-TERM LIABILITIES                      11,121          2,177
FAIR VALUE OF INTEREST RATE SWAPS                 4,735          9,788
     Total non-current liabilities              399,870        416,597

REDEEMABLE PREFERRED STOCK OF
 STOCKHOLDERS                                    15,838         16,897

TOTAL STOCKHOLDERS' EQUITY                      233,722        226,575
     Total liabilities and
      stockholders' equity                 $    707,803   $    712,254

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                              Year Ended
                                                             December 31,
                                                     ----------------------------
                                                         2005            2004
                                                     ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                      $     18,936    $     28,470
     Adjustments to reconcile net income
      to net cash provided by operating
      activities-
        Depreciation and amortization                      32,127          27,346
        Deferred income taxes                               9,726          11,847
        Net gain on sale and impairment
         of assets                                           (229)           (336)
        Changes in assets and liabilities                   9,675           4,829
                 Net cash provided by
                  operating activities                     70,235          72,156

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                   (80,038)        (69,519)
     Proceeds from disposition of property
       and equipment                                        2,147           2,570
                 Net cash used in investing
                  activities                              (77,891)        (66,949)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on subordinated notes                             -         (10,710)
     Payments on borrowings                                (7,424)              -
     Proceeds from borrowings                               7,665               -
                 Net cash used in financing
                  activities                                  241         (10,710)

EFFECT OF EXCHANGE RATE DIFFERENCES
 ON CASH AND CASH EQUIVALENTS                              (1,287)            102

DECREASE IN CASH AND CASH EQUIVALENTS                      (8,702)         (5,401)
CASH AND CASH EQUIVALENTS, beginning of period             21,217          26,618
CASH AND CASH EQUIVALENTS, end of period             $     12,515    $     21,217

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                                Three Months Ended
                                                                   December 31,
                                           ------------------------------------------------------------
                                                       2005                            2004
                                           ----------------------------    ----------------------------
                                                               % of                            % of
                                              Amount          Revenue         Amount          Revenue
                                           ------------    ------------    ------------    ------------
Revenues:
     Freight                               $     72,372            83.4%   $     70,573            82.2%
     Non-freight                                 14,435            16.6%         15,309            17.8%

        Total revenues                     $     86,807           100.0%   $     85,882           100.0%

Operating Expenses:
Natural Classification
Labor and benefits                         $     17,546            20.2%   $     15,835            18.4%
Equipment rents                                   1,036             1.2%            321             0.4%
Purchased services                               13,785            15.9%         18,610            21.7%
Depreciation and amortization                     8,215             9.5%          7,501             8.7%
Diesel fuel used in operations                    9,366            10.8%          7,776             9.1%
Diesel fuel for sales to third parties            4,738             5.5%          6,395             7.4%
Casualties and insurance                          1,817             2.1%          3,152             3.7%
Materials                                         4,921             5.6%          3,115             3.6%
Net loss (gain) on sale and impairment
 of assets                                           68             0.1%           (712)           -0.8%
Other expenses                                   10,740            12.3%          6,780             7.9%

Total operating expenses                   $     72,232            83.2%   $     68,773            80.1%

Functional Classification
Transportation                             $     33,566            38.7%   $     33,410            38.9%
Maintenance of ways and structures                9,799            11.3%          7,070             8.2%
Maintenance of equipment                          7,198             8.3%          7,875             9.2%
General and administrative                       13,386            15.3%         13,629            15.9%
Net loss (gain) on sale and
 impairment of assets                                68             0.1%           (712)           -0.8%
Depreciation and amortization                     8,215             9.5%          7,501             8.7%

Total operating expenses                   $     72,232            83.2%   $     68,773            80.1%

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                                    Year Ended
                                                                   December 31,
                                           ------------------------------------------------------------
                                                       2005                            2004
                                           ----------------------------    ----------------------------
                                                               % of                            % of
                                              Amount          Revenue         Amount          Revenue
                                           ------------    ------------    ------------    ------------
Revenues:
     Freight                               $    281,455            81.7%   $    278,939            83.6%
     Non-freight                                 63,091            18.3%         54,708            16.4%

        Total revenues                     $    344,546           100.0%   $    333,647           100.0%

Operating Expenses:
Natural Classification
Labor and benefits                         $     70,280            20.4%   $     59,566            17.8%
Equipment rents                                   3,392             1.0%          2,519             0.7%
Purchased services                               65,067            18.9%         78,775            23.6%
Depreciation and amortization                    32,127             9.3%         27,346             8.2%
Diesel fuel used in operations                   33,974             9.9%         26,671             8.0%
Diesel fuel for sales to third parties           22,139             6.4%         19,944             6.0%
Casualties and insurance                         10,949             3.2%          9,570             2.9%
Materials                                        16,178             4.7%         13,726             4.1%
Net gain on sale and impairment of
 assets                                            (229)           -0.1%           (336)           -0.1%
Other expenses                                   34,611            10.0%         27,921             8.4%

Total operating expenses                   $    288,488            83.7%   $    265,702            79.6%

Functional Classification
Transportation                             $    136,002            39.5%   $    127,595            38.2%
Maintenance of ways and structures               41,230            12.0%         36,901            11.1%
Maintenance of equipment                         29,312             8.5%         30,539             9.1%
General and administrative                       50,046            14.5%         43,657            13.1%
Net gain on sale and impairment of
 assets                                            (229)           -0.1%           (336)           -0.1%
Depreciation and amortization                    32,127             9.3%         27,346             8.2%

Total operating expenses                   $    288,488            83.7%   $    265,702            79.6%

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
      Australian Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
   (U.S. dollars in thousands, except average revenue per carload) (Unaudited)

                                             Three Months Ended                           Three Months Ended
                                              December 31, 2005                            December 31, 2004
                                 ------------------------------------------   ------------------------------------------
                                                                  Average                                      Average
                                                                  Revenue                                      Revenue
                                    Freight                         Per          Freight                         Per
Commodity Group                    Revenues       Carloads        Carload       Revenues       Carloads        Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Grain                            $     20,032         48,241   $        415   $     23,665         60,303   $        392
Other Ores and
 Minerals                              15,846         26,708            593         14,589         27,385            533
Iron Ore                               15,280         55,898            273         12,614         52,198            242
Alumina                                 5,577         40,417            138          5,077         39,247            129
Bauxite                                 3,618         35,017            103          3,488         33,441            104
Hook and Pull
 (Haulage)                              2,470          3,746            659            434          1,075            404
Gypsum                                    840         10,255             82          1,003         12,807             78
Other                                   8,709         19,681            443          9,703         17,142            566

Total                            $     72,372        239,963            302   $     70,573        243,598            290

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
      Australian Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
   (U.S. dollars in thousands, except average revenue per carload) (Unaudited)

                                                 Year Ended                                   Year Ended
                                              December 31, 2005                            December 31, 2004
                                 ------------------------------------------   ------------------------------------------
                                                                  Average                                      Average
                                                                  Revenue                                      Revenue
                                    Freight                         Per          Freight                         Per
Commodity Group                    Revenues       Carloads        Carload       Revenues       Carloads        Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Grain                            $     80,974        196,938   $        411   $    101,987        265,712   $        384
Other Ores and
 Minerals                              61,072        104,067            587         58,386        109,418            534
Iron Ore                               57,806        222,357            260         45,536        201,613            226
Alumina                                21,913        159,689            137         19,666        157,168            125
Bauxite                                14,749        140,034            105         12,733        125,793            101
Hook and Pull
 (Haulage)                              6,474          9,753            664          1,713          7,332            234
Gypsum                                  3,961         46,679             85          3,662         50,394             73
Other                                  34,506         76,194            453         35,256         67,891            519

Total                            $    281,455        955,711            294   $    278,939        985,321            283

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                    Free Cash Flow Description and Discussion

     Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.

     The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                                  Years Ended December 31,
                                                ----------------------------
                                                    2005            2004
                                                ------------    ------------
Net cash provided by operating activities       $     68,097    $     55,446
Net cash used in investing activities               (271,761)        (25,235)
Cash used for acquisitions                           244,704           2,909
Free cash flow                                  $     41,040    $     33,120

SOURCE  Genesee & Wyoming Inc.
    -0-                             02/14/2006
    CONTACT: Christopher Capot, Director - Corporate Communications, Genesee & Wyoming Inc., +1-203-629-3722, cell, +1-203-379-8019/
    /FCMN Contact: JSattora@gwrr.com /
    /INVESTOR CONTACT: T. J. Gallagher, CFO, Genesee & Wyoming Inc., +1-203-629-3722/
    /Web site: http://www.gwrr.com / (GWR)